ITEM 77H

As of November 30, 2007, the following person or entity now owns more that 25% of a fund's voting security.
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PERSON/ENTITY                 FUND                                PERCENTAGE
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------- ----------------------------------- -----------------------------------
Cede & placeCo.                       CIH                                 94.11%
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